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 CYTOGEN ANNOUNCES RETIREMENT OF THOMAS LYTLE AS SENIOR VICE PRESIDENT OF SALES
                                  AND MARKETING

PRINCETON, N.J., (September 26, 2005) -- Cytogen Corporation (Nasdaq: CYTO) today announced that Thomas S. Lytle, 59, has decided to retire from his position as senior vice president of sales and marketing effective October 31, 2005.

Mr. Lytle will become a consultant to the company, focusing on expanding its relationships with key physicians and customers and developing new models to improve patient access to Cytogen's oncology products. In this capacity, he will continue to work with key customers and accounts in developing and implementing these concepts.

Michael D. Becker, Cytogen's president and chief executive officer, stated: "Tom Lytle has played an important role in expanding our sales force and marketing programs during the past year. We have benefited from the knowledge and experience he gained through 35 years in the pharmaceutical industry and wish him all the best during this next chapter of his life."

The company has no current plans to fill Mr. Lytle's position. Effective immediately, Mr. Becker will assume a broader role in leading the sales and marketing team at Cytogen.

ABOUT CYTOGEN CORPORATION
-------------------------

Founded in 1980, Cytogen Corporation of Princeton, NJ is a product-driven biopharmaceutical company that develops and commercializes innovative molecules that can be used to build leading franchises. Cytogen's marketed products include QUADRAMET(R) (samarium Sm-153 lexidronam injection) and PROSTASCINT(R) (capromab pendetide) kit for the preparation of Indium In-111 capromab pendetide in the United States. Cytogen also has exclusive United States marketing rights to COMBIDEX(R) (ferumoxtran-10) for all applications, and the exclusive right to market and sell ferumoxytol (previously Code 7228) for oncology applications in the United States. Cytogen's development pipeline consists of therapeutics targeting prostate-specific membrane antigen (PSMA), a protein highly expressed on the surface of prostate cancer cells and the neovasculature of solid tumors. Full prescribing information for the Company's products is available at www.cytogen.com or by calling 1-800-833-3533. For more information, please visit the Company's website at www.cytogen.com, which is not part of this press release.


This press release contains certain "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and investors are cautioned not to put any undue reliance on any forward-looking statement. There are a number of important factors that could cause Cytogen's results to differ materially from those indicated by such forward-looking statements. In particular, Cytogen's business is subject to a number of significant risks, which include, but are not limited to: the risk of obtaining the necessary regulatory approvals; the risk of whether products result from development activities; the risk of shifts in the regulatory environment affecting sales of

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Cytogen's  products such as third-party  payor  reimbursement  issues;  the risk associated with Cytogen's dependence on its partners for development of certain projects, as well as other factors expressed from time to time in Cytogen's periodic filings with the Securities and Exchange Commission (the "SEC"). As a result, this press release should be read in conjunction with Cytogen's periodic filings with the SEC. The forward-looking statements contained herein are made only as of the date of this press release, and Cytogen undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

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